SUB-ADVISORY AGREEMENT

          SUB-ADVISORY AGREEMENT (the "Agreement") made as of this 1st day of May, 2014 by and between Cornerstone Advisors Inc., a Washington corporation with its principal place of business at 225 -- 108th Avenue NE , Suite 400, Bellevue, Washington 98004-5782 (the "Adviser"), and BlackRock Financial Management, Inc., a Delaware corporation with its principal place of business at 55 East 52nd Street, New York, New York 10055 (the "Sub-Adviser").

                              W I T N E S S E T H

          WHEREAS, pursuant to authority granted to the Adviser by the Board of Trustees (the "Board") of THE ADVISORS' INNER CIRCLE FUND (the "Trust") on behalf of the series set forth on Schedule A to this Agreement (the "Fund") and pursuant to the provisions of the Investment Advisory Agreement dated as of May 1, 2014 between the Adviser and the Trust on behalf of the Fund (the "Management Agreement"), the Adviser has selected the Sub-Adviser to act as sub-investment adviser of the Fund and to provide certain related services, as more fully set forth below, and to perform such services under the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual covenants and benefits set forth herein, the Adviser and the Sub-Adviser do hereby agree as follows:

          1. THE SUB-ADVISER'S SERVICES.

          (a) DISCRETIONARY INVESTMENT MANAGEMENT SERVICES. The Sub-Adviser shall act as sub-investment adviser with respect to the Fund. In such capacity, the Sub-Adviser shall, subject to the supervision of the Adviser and the Board, regularly provide the Fund with investment research, advice and supervision and shall furnish continuously an investment program for such Fund assets as may be allocated by the Adviser to the Sub-Adviser, consistent with the investment objectives and policies of the Fund. The Sub-Adviser shall determine, from time to time, what investments or reinvestments shall be purchased or made for the Fund and what investments shall be held or sold by the Fund, subject always to the provisions of the Trust's Agreement and Declaration of Trust, By-Laws and its registration statement on Form N-1A (the "Registration Statement") under the Investment Company Act of 1940, as amended (the "1940 Act"), and under the Securities Act of 1933, as amended (the "1933 Act"), covering Fund shares, as filed with the Securities and Exchange Commission (the "Commission"), each of which documents shall have been provided in advance to the Sub-Adviser in writing and to the investment objectives, policies and restrictions of the Fund, as each of the same shall have been communicated in writing to the Sub-Adviser and as the same shall be from time to time in effect. To carry out such obligations, the Sub-Adviser shall exercise its full discretion without the need for prior consultation with the Adviser or the Fund and act for the Fund in the same manner and with the same force and effect as the Fund itself might or could do with respect to purchases, sales or other transactions, as well as with respect to all other such things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions. Subject to the foregoing, the Sub-Adviser is authorized, in its

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discretion, to buy, sell, lend and otherwise trade in any stocks, bonds and other securities and investment instruments on behalf of the Fund, without regard to the length of time the securities have been held and the resulting rate of portfolio turnover or any tax considerations; and the majority or the whole of the Fund may be invested in such proportions of stocks, bonds, other securities or investment instruments, or cash, as the Sub-Adviser shall determine. With respect to any such investments, including but not limited to repurchase and reverse repurchase agreements, derivatives contracts, options, futures contracts, International Swaps and Derivatives Association, Inc. ("ISDA") Master Agreements, and options on futures contracts, which Subadviser is hereby authorized to make so long as such investments are consistent with the Fund's investment policies, the Adviser hereby authorizes the Sub-Adviser to do and perform every act and thing whatsoever necessary or incidental in performing its duties and obligations under this Agreement including, but not limited to, executing as agent of the Adviser, on behalf of the Fund, brokerage agreements and other documents to establish, operate and conduct all brokerage and other trading accounts, and executing as agent of the Adviser, on behalf of the Fund, such agreements and other documentation as may be required for the purchase or sale, assignment, transfer and ownership of any permitted investment, including limited partnership agreements, repurchase and derivative master agreements, including any schedules and annexes to such agreements, releases, consents, elections and confirmations. Notwithstanding the foregoing, the Sub-Adviser shall, upon written instructions from the Adviser, effect such portfolio transactions for the Fund as the Adviser may from time to time direct; provided however, that the Sub-Adviser shall not be responsible for any such portfolio transactions effected upon written instructions from the Adviser. No reference in this Agreement to the Sub-Adviser having full discretionary authority over the Fund's investments shall in any way limit the right of the Adviser, in its sole discretion, to establish or revise policies in connection with the management of the Fund's assets or to otherwise exercise its right to control the overall management of the Fund's assets; provided, however, that such policy revisions shall be communicated with reasonable advance notice to the Sub-Adviser and the parties shall use reasonable efforts to resolve any conflicts that may occur between such revised policies and the Sub-Adviser's compliance policies and procedures; and provided further, however, that Sub-Adviser shall not be responsible for implementing such revised policies that it reasonably believes it is incapable of implementing. The Sub-Adviser may perform its services through any employee, officer or agent of the Sub-Adviser, and the Adviser shall not be entitled to the advice, recommendation or judgment of any specific person; provided, however, that the persons identified in the Prospectus of the Fund shall perform the portfolio management duties described therein until the Sub-Adviser notifies the Adviser that one or more other employees, officers or agents of the Sub-Adviser, identified in such notice, shall assume such duties as of a specific date. The Sub-Adviser shall use commercially reasonable efforts to inform the Adviser of any such events with enough time prior to the event taking effect such that allows the Adviser sufficient time to prepare and file any necessary supplement to the Prospectus.

          (b) COMPLIANCE. The Sub-Adviser agrees to comply with the requirements of the 1940 Act, the Investment Advisers Act of 1940, as amended (the "Advisers Act"), the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the

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Commodity Exchange Act and the respective rules and regulations thereunder, as applicable, as well as with all other applicable federal and state laws, rules, regulations and case law that relate to the services and relationships described hereunder and to the conduct of its business as a registered investment adviser. The Sub-Adviser also agrees to comply with the objectives, policies and restrictions set forth in the Registration Statement, as amended or supplemented, of the Fund, and with any policies, guidelines, instructions and procedures approved by the Board or the Adviser, provided that the foregoing areprovided to the Sub-Adviser in advance in writing. In selecting the Fund's portfolio securities and performing the Sub-Adviser's obligations hereunder, the Sub-Adviser shall cause the Fund to comply with the diversification and source of income requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), for qualification as a regulated investment company. The Sub-Adviser shall maintain compliance procedures that it reasonably believes are adequate to ensure the compliance with the foregoing. No supervisory activity undertaken by the Adviser shall limit the Sub-Adviser's full responsibility for any of the foregoing.

          (c) PROXY VOTING. Pursuant to Board authority, the Adviser has the authority to determine how proxies with respect to securities that are held by the Fund shall be voted, and the Adviser may delegate the authority and responsibility to vote proxies for the Fund's securities to the Sub-Adviser. So long as proxy voting authority for the Fund has been delegated to the Sub-Adviser, the Adviser shall provide such assistance to the Sub-Adviser with respect to the voting of proxies for the Fund as the Sub-Adviser may from time to time reasonably request, and the Adviser shall promptly forward to the Sub-Adviser any information or documents necessary for the Sub-Adviser to exercise its proxy voting responsibilities. The Sub-Adviser shall carry out such responsibility in accordance with any instructions that the Board or the Adviser shall provide from time to time, and at all times in a manner consistent with Rule 206(4)-6 under the Advisers Act and its fiduciary responsibilities to the Trust. The Sub-Adviser shall provide periodic reports and keep such records relating to proxy voting as the Board may reasonably request or as may be necessary for the Fund to comply with the 1940 Act and other applicable law. Any such delegation of proxy voting responsibility to the Sub-Adviser may be revoked or modified by the Board or the Adviser at any time.

The Sub-Adviser is authorized to instruct the Fund's custodian and/or broker(s) to forward promptly to the Sub-Adviser or designated service provider copies of all proxies and shareholder communications relating to securities held in the portfolio of a Fund (other than materials relating to legal proceedings against the Fund). The Sub-Adviser may also instruct the Fund's custodian and/or broker(s) to provide reports of holdings in the portfolio of the Fund. The Sub-Adviser has the authority to engage a service provider to assist with administrative functions related to voting Fund proxies. The Trust shall direct the Fund's custodian and/or broker(s) to provide any assistance requested by the Sub-Adviser in facilitating the use of a service provider. In no event shall the Sub-Adviser have any responsibility to vote proxies that are not received on a timely basis. The Adviser and the Trust acknowledge that the Sub-Adviser, consistent with the Sub-Adviser's written proxy voting policies and procedures, may refrain or abstain from voting a proxy if, in the Sub-Adviser's discretion, refraining or abstaining from voting

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would be in the best interests of the Fund and its shareholders.

          (d) RECORDKEEPING. The Sub-Adviser shall not be responsible for the provision of administrative, bookkeeping or accounting services to the Fund, except as otherwise provided herein or as may be necessary for the Sub-Adviser to supply to the Adviser, the Trust or its Board the information required to be supplied under this Agreement.

          The Sub-Adviser shall maintain separate books and detailed records of all matters pertaining to the Fund's assets advised by the Sub-Adviser required by Rule 31a-1 under the 1940 Act (other than those records being maintained by the Adviser, or any administrator, custodian or transfer agent appointed by the
Fund) relating to its responsibilities provided hereunder with respect to the Fund, and shall preserve such records for the periods and in a manner prescribed therefore by Rule 31a-2 under the 1940 Act (the "Fund Books and Records"). The Fund Books and Records shall be available to the Adviser and the Board at any time upon request, shall be delivered to the Trust upon the termination of this Agreement upon request, and shall be available without delay during any day the Trust is open for business.

          (e) HOLDINGS INFORMATION AND PRICING. The Sub-Adviser shall provide regular reports regarding the Fund's holdings, and may, on its own initiative, furnish the Adviser, the Trust and its Board from time to time with whatever information the Sub-Adviser believes is appropriate for this purpose. The Sub-Adviser will provide reasonable assistance to the Fund's portfolio accounting agent or the Adviser in determining or confirming the value of any portfolio securities or other assets of the Fund for which the portfolio accounting seeks assistance from or identifies for review by the Sub-Adviser and the parties agree that the Sub-Adviser shall not bear any responsibility or liability for the determination or accuracy of the valuation of any portfolio securities or other assets of the Fund.

          (f) COOPERATION WITH AGENTS OF THE ADVISER AND THE TRUST. The Sub-Adviser agrees to cooperate with and provide reasonable assistance to the Adviser, the Trust and any Trust custodian or foreign sub-custodians, any Trust pricing agents and all other agents and representatives of the Adviser and the Trust with respect to such information regarding the Fund as such entities may reasonably request from time to time in the performance of their obligations, provide prompt responses to reasonable requests made by such persons and establish appropriate interfaces with each so as to promote the efficient exchange of information and compliance with applicable laws and regulations.

          (g) CONSULTATION WITH OTHER SUB-ADVISERS. In performance of its duties and obligations under this Agreement, the Sub-Adviser shall not consult with any other sub-adviser to the Fund or a sub-adviser to a portfolio that is under common control with the Fund concerning transactions for the Fund, except for the purposes of complying with conditions of paragraphs (a) and (b) of Rule 12d3-1 under the 1940 Act and except as permitted by the policies and procedures of the Fund. The Sub-Adviser shall not provide investment advice to any assets of the Fund other than the assets managed by the Sub-

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Adviser.

          (h) CERTAIN LITIGATION. The Sub-Adviser shall have no power, authority, responsibility, or obligation hereunder to take any action with regard to any claim or potential claim in any bankruptcy proceedings, class action securities litigation, or other litigation or proceeding affecting securities held at any time in the Fund's portfolio, including, without limitation, to file proofs of claim or other documents related to such proceedings (the "Litigation"), or to investigate, initiate, supervise, or monitor the Litigation involving Fund assets, and the Adviser acknowledges and agrees that no such power, authority, responsibility or obligation is delegated hereunder. Nevertheless, the Sub-Adviser agrees that it shall provide the Adviser with any and all documentation or information relating to the Litigation as may reasonably be requested by the Adviser.

          2. OBLIGATIONS OF THE ADVISER.

          (a) The Adviser shall provide (or cause the Fund's Custodian to provide) information to the Sub-Adviser in a timely manner regarding such matters as the composition of Fund assets as may be allocated by the Adviser to the Sub-Adviser, cash requirements and cash available for investment in the Fund, and all other information as may be necessary for the Sub-Adviser to perform its responsibilities hereunder.

          (b) The Adviser has furnished the Sub-Adviser a copy of the Fund's prospectus and statement of additional information and internal investment guidelines and agrees during the continuance of this Agreement on an on-going basis to furnish the Sub-Adviser copies of any revisions or supplements thereto at, or, if practicable, before the time the revisions or supplements become effective. Upon request, the Adviser agrees to furnish the Sub-Adviser with materials or information which the Sub-Adviser may reasonably request to enable it to perform its functions under this Agreement. The Adviser shall also inform the Sub-Adviser of the results of any audits or examinations by regulatory authorities pertaining to the assets of the Fund or the Sub-Adviser's responsibilities under this Agreement.

          (c) Until the Adviser delivers to the Sub-Adviser any supplements or amendments to the documents described in this section 2, the Sub-Adviser shall be fully protected in relying on the most recent versions of such documents previously furnished to the Sub-Adviser.

          (d) The Adviser hereby warrants and represents to the Sub-Adviser that (i) it has obtained all applicable licenses, permits, registrations and approvals that may be required in order to serve in its designated capacities with respect to the Fund, and shall continue to keep current such licenses, permits, registrations and approvals for so long as this Agreement is in effect; (ii) it will immediately notify the Sub-Adviser of the occurrence of any event that would disqualify it from serving in its designated capacities with respect to the Fund; (iii) this Agreement has been duly and validly authorized, executed and delivered on behalf of the Adviser and is a valid and binding agreement of

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the Adviser enforceable in accordance with its terms; and (iv) it has received a copy of the Sub-Adviser's Form ADV at least 48 hours prior to the execution of this Agreement and has delivered a copy of the same to the Trustees.

          (e) The Adviser hereby acknowledges that in performing its obligations pursuant to this agreement Sub-Adviser will be acting in reliance on the information provided by the Adviser relating to the financial condition, tax status, and investment objectives of the Trust and the Fund. The Adviser represents and warrants to Sub-Adviser that all such information is, and will be, accurate in all material respects, and that the Adviser will not fail to disclose any information which, if omitted, might render the information misleading.

          3. CODE OF ETHICS. The Sub-Adviser has adopted a written code of ethics that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act, which it has provided to the Adviser and the Trust. The Sub-Adviser shall ensure that its Access Persons (as defined in the Sub-Adviser's Code of Ethics) comply in all material respects with the Sub-Adviser's Code of Ethics, as in effect from time to time. Upon request, the Sub-Adviser shall provide the Trust with (i) a copy of the Sub-Adviser's current Code of Ethics, as in effect from time to time, and (ii) a certification that it has adopted procedures reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by the Sub-Adviser's Code of Ethics. Annually, the Sub-Adviser shall furnish a written report, which complies with the requirements of Rule 17j-1, concerning the Sub-Adviser's Code of Ethics to the Adviser and the Trust's Board. The Sub-Adviser shall respond to requests for information from the Adviser and the Trust as to violations of the Code by Access Persons and the sanctions imposed by the Sub-Adviser. The Sub-Adviser shall, as soon as reasonably practicable after its occurrence, notify the Adviser and the Trust of any material violation of the Code with respect to an Access Person of the Fund, whether or not such violation relates to a security held by any Fund.

          4. INFORMATION AND REPORTING. The Sub-Adviser shall provide the Adviser, the Trust, and their respective officers with such periodic reports concerning the obligations the Sub-Adviser has assumed under this Agreement as the Adviser and the Trust may from time to time reasonably request.

          (a) NOTIFICATION OF BREACH / COMPLIANCE REPORTS. The Sub-Adviser shall notify the Trust's Chief Compliance Officer and Adviser immediately upon detection of (i) any material failure to manage any Fund in accordance with its investment objectives and policies or any applicable law; or (ii) any material breach of any of the Fund's or the Adviser's policies, guidelines or procedures. In addition, the Sub-Adviser shall provide a quarterly report regarding the Fund's compliance with its investment objectives and policies, applicable law, including, but not limited to the 1940 Act and Subchapter M of the Code, and the Fund's and the Adviser's policies, guidelines or procedures as applicable to the Sub-Adviser's obligations under this Agreement. The Sub-Adviser acknowledges and agrees that the Adviser may, in its discretion, provide such quarterly compliance certifications to the Board. The Sub-Adviser agrees to correct any such failure promptly and to take any action that the Board and/or the Adviser may reasonably request in connection with any such breach. Upon request, the Sub-Adviser shall also

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provide the officers of the Trust with supporting certifications in connection with such certifications of Fund financial statements and disclosure controls pursuant to the Sarbanes-Oxley Act. The Sub-Adviser will promptly notify the Trust in the event (i) the Sub-Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Trust (excluding class action suits in which a Fund is a member of the plaintiff class by reason of the Fund's ownership of shares in the defendant) or the compliance by the Sub-Adviser with the federal or state securities laws or (ii) an actual change in control of the Sub-Adviser resulting in an "assignment" (as defined in the 1940 Act) has occurred or is otherwise proposed to occur.

          (b) INSPECTION. Upon reasonable request, the Sub-Adviser agrees to make its records and premises (including the availability of the Sub-Adviser's employees for interviews) to the extent that they relate to the conduct of services provided to the Fund or the Sub-Adviser's conduct of its business as an investment adviser reasonably available for compliance audits by the Adviser or the Trust's officers, employees, accountants or counsel; in this regard, the Trust and the Adviser acknowledge that the Sub-Adviser shall have no obligation to make available proprietary information unrelated to the services provided to the Fund or any information related to other clients of the Sub-Adviser, except to the extent necessary for the Adviser to confirm the absence of any conflict of interest and compliance with any laws, rules or regulations in the management of the Fund.

          (c) BOARD AND FILINGS INFORMATION. The Sub-Adviser will also provide the Adviser and Trust with any information reasonably requested regarding its management of the Fund required for any meeting of the Board, or for any shareholder report, Form N-CSR, Form N-Q, Form N-PX, Form N-SAR, amended registration statement, proxy statement, or prospectus supplement to be filed by the Trust with the Commission. The Sub-Adviser will make its portfolio management or other mutually agreeable employees of BlackRock, Inc. available to meet with the Board from time to time (but no more frequently than once per calendar year) on due notice to review its investment management services to the Fund in light of current and prospective economic and market conditions and shall furnish to the Board such information as may reasonably be necessary in order for the Board to evaluate this Agreement or any proposed amendments thereto.

          (d) TRANSACTION INFORMATION. Upon reasonable request, the Sub-Adviser shall furnish to the Adviser and the Trust such information concerning portfolio transactions as may be necessary to enable the Adviser, Trust or their designated agents to perform such compliance testing on the Fund and the Sub-Adviser's services as the Adviser and the Trust may, in their sole discretion, determine to be appropriate. The provision of such information by the Sub-Adviser to the Adviser, Trust or their designated agents in no way relieves the Sub-Adviser of its own responsibilities under this Agreement.

          5. BROKERAGE.

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          (a) PRINCIPAL TRANSACTIONS. In connection with purchases or sales of securities for the account of a Fund, neither the Sub-Adviser nor any of its directors, officers or employees will act as a principal or agent or receive any commission except as permitted by the 1940 Act.

          (b) PLACEMENT OF ORDERS. The Sub-Adviser shall arrange for the placing of all orders for the purchase and sale of securities for a Fund's account with brokers or dealers selected by the Sub-Adviser. In the selection of such brokers or dealers and the placing of such orders, the Sub-Adviser is directed at all times to seek for a Fund the most favorable execution and net price available under the circumstances. It is also understood that it is desirable for the Fund that the Sub-Adviser have access to brokerage and research services provided by brokers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers, consistent with section 28(e) of the 1934 Act and any Commission staff interpretations thereof. Therefore, the Sub-Adviser is authorized to place orders for the purchase and sale of securities for the Fund with such brokers, subject to review by the Adviser and the Board from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Sub-Adviser in connection with its or its affiliates' services to other clients.

          (c) AGGREGATED TRANSACTIONS. On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of a Fund as well as other clients of the Sub-Adviser, the Sub-Adviser may, to the extent permitted by applicable law and regulations, aggregate the order for securities to be sold or purchased. In such event, the Sub-Adviser will allocate securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, in the manner the Sub-Adviser reasonably considers to be equitable and consistent with its fiduciary obligations to a Fund and to such other clients under the circumstances. The Adviser hereby acknowledges that such aggregation of orders may not result in more favorable pricing or lower brokerage commissions in all instances.

          (d) AFFILIATED BROKERS. The Sub-Adviser or any of its affiliates may act as broker in connection with the purchase or sale of securities or other investments for a Fund, subject to: (a) the requirement that the Sub-Adviser seek to obtain best execution and price within the policy guidelines determined by the Board and set forth in a Fund's current Registration Statement; (b) the provisions of the 1940 Act; (c) the provisions of the Advisers Act; (d) the provisions of the 1934 Act; and (e) other provisions of applicable law. These brokerage services are not within the scope of the duties of the Sub-Adviser under this Agreement. Subject to the requirements of applicable law and any procedures adopted by the Board, the Sub-Adviser or its affiliates may receive brokerage commissions, fees or other remuneration from a Fund for these services in addition to the Sub-Adviser's fees for services under this Agreement.

          6. CUSTODY. The Adviser shall provide the Sub-Adviser with a copy of the Fund's agreement with the custodian designated to hold the assets of the Fund (the "Custodian") and any modifications thereto (the "Custody Agreement") and shall instruct Custodian to furnish Sub-

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Adviser with information and reports requested by Sub-Adviser concerning the custodial account of the Fund. The assets of the Fund shall be maintained in the custody of the Custodian identified in, and in accordance with the terms and conditions of, the Custody Agreement (or any sub-custodian properly appointed as provided in the Custody Agreement). The Sub-Adviser shall provide timely instructions directly to the Fund's Custodian, in the manner and form as required by the Custody Agreement (including with respect to exchange offerings and other corporate actions) necessary to effect the investment and reinvestment of the Fund's assets. Any assets added to the Fund shall be delivered directly to the Custodian and Sub-Adviser will not take possession of the Fund's money or securities. Nothing in this Agreement shall permit the Sub-Adviser to take or receive physical possession of cash, securities or other investments of a Fund.

          7. ALLOCATION OF CHARGES AND EXPENSES. The Sub-Adviser will bear its own costs of providing services hereunder. Other than as herein specifically indicated, the Sub-Adviser shall not be responsible for a Fund's or the Adviser's expenses, including without limitation: (a) brokerage and other expenses incurred in placing orders for the purchase and sale of securities and other investment instruments; (b) interest expenses of the Fund and taxes levied against the Fund or any of its property; (c) fees and expenses of the Fund's custodian, transfer agent and other service providers who are not employees of the Sub-Adviser and (d) fees of the Fund's independent public accountants.

          8. REPRESENTATIONS, WARRANTIES AND COVENANTS.

          (a) PROPERLY REGISTERED. The Sub-Adviser is registered as an investment adviser under the Advisers Act, and will remain so registered for the duration of this Agreement. The Sub-Adviser is not prohibited by the Advisers Act or the 1940 Act from performing the services contemplated by this Agreement, and to the best knowledge of the Sub-Adviser, there is no proceeding or investigation that is reasonably likely to result in the Sub-Adviser being prohibited from performing the services contemplated by this Agreement. The Sub-Adviser agrees to promptly notify the Trust of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser to an investment company. The Sub-Adviser is in compliance in all material respects with all applicable federal and state law in connection with its investment management operations.

          (b) ADV DISCLOSURE. The Sub-Adviser has provided the Trust with a copy of Part I of its Form ADV as most recently filed with the Commission and its Part II as most recently updated and will, promptly after filing any amendment to its Form ADV with the Commission or updating its Part II, furnish a copy of such amendments or updates to the Trust. The information contained in the Adviser's Form ADV is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

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          (c) FUND DISCLOSURE DOCUMENTS.  Upon request of the Adviser, the
Sub-Adviser has reviewed certain relevant portions of the Trust's/Fund's Registration Statement, summary prospectus, prospectus, statement of additional information, periodic reports to shareholders, reports and schedules filed with the Commission (including any amendment, supplement or sticker to any of the foregoing) and advertising and sales material relating to the Fund, each as previously furnished to the Sub-Adviser by the Adviser for review (collectively the "Disclosure Documents") and represents and warrants that such portions of such Disclosure Documents that are reasonably familiar to the Sub-Adviser and that relate to the Sub-Adviser or the Sub-Adviser's services provided or to be provided to the Fund pursuant to this Agreement contain no untrue statement of any material fact and do not omit any statement of material fact required to be stated therein or necessary to make the statements therein not misleading. The Sub-Adviser agrees to review, upon the Adviser's reasonable request and upon reasonable advance notice thereof, those portions of future Disclosure Documents furnished to the Sub-Adviser that are reasonably familiar to the Sub-Adviser and that relate to the Sub-Adviser or the Sub-Adviser's services provided or to be provided to the Fund pursuant to this Agreement and to express an opinion whether such portions of such Disclosure Documents contain any untrue statement of any material fact or omit any statement of material fact required to be stated therein or necessary to make the statements therein not misleading.

          (d) USE OF THE NAME "CORNERSTONE ADVISORS." The Sub-Adviser has the right to use the name "Cornerstone Advisors" in connection with its services to the Trust. The Sub-Adviser is not aware of any threatened or existing actions, claims, litigation or proceedings that would adversely affect or prejudice the rights of the Sub-Adviser or the Trust to use the name "Cornerstone Advisors."

          (e) INSURANCE. The Sub-Adviser maintains errors and omissions insurance coverage in an appropriate amount and shall provide prior written notice to the Trust of any material changes in its insurance policies or insurance coverage. Furthermore, the Sub-Adviser shall, upon reasonable request, provide the Trust with any information it may reasonably require concerning the amount of or scope of such insurance.

          (f) NON-EXCLUSIVITY. The Adviser agrees that the services of the Sub-Adviser are not to be deemed exclusive and that the Sub-Adviser and its affiliates are free to act as investment manager and provide other services to various investment companies and other managed accounts, except as the Sub-Adviser and the Adviser may otherwise agree from time to time in writing before or after the date hereof. This Agreement shall not in any way limit or restrict the Sub-Adviser or any of its trustees, officers, partners, directors, employees, agents, controlling persons, limited partners and any other person or entity affiliated with the Sub-Adviser from buying, selling or trading any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities do not adversely affect or otherwise impair the performance by the Sub-Adviser of its duties and obligations under this Agreement. The Adviser recognizes and agrees that the Sub-Adviser may provide advice to or take action with respect to other clients, which advice or action, including the timing and nature of such action, may differ from or be identical to advice given or action taken with respect to the Fund. The Sub-Adviser represents and warrants that all selections of securities by the Sub-Adviser for a Fund shall be done in accordance with what is in the best interest of the Fund.

          (g) QUALIFIED ELIGIBLE PERSON. The Adviser represents that the Fund is a "qualified eligible person" within the meaning of Commodity Futures Trading Commission ("CFTC") Regulations Rule 4.7 and, as such, consents to treat any futures accounts established by the Sub-Adviser in the name and on behalf of the Fund in accordance with the exemption contained in CFTC Regulations Rule 4.7.

          (h) CONFLICTS. The Sub-Adviser shall act honestly, in good faith and in the best interests of the Trust including requiring any of its personnel with knowledge of Fund activities to place the interest of the Fund first, ahead of their own interests, in all personal trading scenarios that may involve a conflict of interest with the Fund, consistent with its fiduciary duties under applicable law.

          (i) REPRESENTATIONS. The representations and warranties of Sub-Adviser in this Section 8 shall be deemed to be made on the date this Agreement is executed and at the time of delivery of the quarterly compliance report required by Section 34a), whether or not specifically referenced in such report.

          9. THE NAMES "CORNERSTONE ADVISORS" AND "BLACKROCK."

          (a) The Adviser has granted to the Trust a license to use the name "Cornerstone Advisors" (collectively, the "Name") as part of the name of the Fund. The foregoing authorization by the Adviser to the Trust to use the Name as part of the name of the Fund is not exclusive of the right of the Adviser itself to use, or to authorize others to use, the Name; the Sub-Adviser acknowledges and agrees that as between the Sub-Adviser and the Adviser, the Adviser has the right to use, or authorize others to use, the Name and the Sub-Adviser agrees to take such action as may reasonably be requested by the Adviser to give full effect to the provisions of this section. Without limiting the generality of the foregoing, the Sub-Adviser agrees that, upon any termination of this Agreement, the Sub-Adviser will not thereafter transact any business using the name "Cornerstone Advisors."

          (b) It is understood that "BlackRock" is the name of the Sub-Adviser's parent company, BlackRock, Inc., and any derivative names or logos associated with such name are the valuable property of the Sub-Adviser, and that the Trust has the right to include such phrase as a part of the name of the Fund or for any other purpose only so long as this Agreement shall continue. Upon termination of this Agreement, the Adviser shall cause the Trust forthwith to cease to use such phrase and logos. The Adviser shall cause the Trust to furnish to the Sub-Adviser, prior to its use, each piece of advertising, supplemental sales literature or other promotional material in which the Sub-Adviser or any of its affiliates is named. No such material shall be used except with prior written permission of the Sub-Adviser or its delegate. The Sub-Adviser agrees to respond to any request for approval on a prompt and timely basis.

          10. SUB-ADVISER'S COMPENSATION. The Fund shall pay to the Sub-Adviser, as compensation for the Sub-Adviser's services hereunder, a fee, determined as described in Schedule A that is attached hereto and made a part hereof. Such fee shall be computed daily and paid not less than monthly in arrears by the Fund.

          The Sub-Adviser will be compensated based on the portion of Fund assets allocated to the Sub-Adviser by the Adviser. The method for determining net assets of the Fund for purposes hereof shall be the same as the method for determining net assets for purposes of establishing the offering and redemption prices of Fund shares as described in the Fund's prospectus. In the event of termination of this Agreement, the fee provided in this Section shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

          11. INDEPENDENT CONTRACTOR. In the performance of its duties hereunder, the Sub-Adviser is and shall be an independent contractor and, unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund, the Trust or the Adviser in any way or otherwise be deemed to be an agent of the Fund, the Trust or the Adviser. If any occasion should arise in which the Sub-Adviser gives any advice to its clients concerning the shares of a Fund, the Sub-Adviser will act solely as investment counsel for such clients and not in any way on behalf of the Fund.

          12. ASSIGNMENT AND AMENDMENTS. This Agreement shall automatically terminate, without the payment of any penalty, (i) in the event of its assignment (as defined in section 2(a)(4) of the 1940 Act) or (ii) in the event of the termination of the Management Agreement; provided that such termination shall not relieve the Adviser or the Sub-Adviser of any liability incurred hereunder.

          This Agreement may not be added to or changed orally and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act, when applicable.

          13. DURATION AND TERMINATION.

          This Agreement shall become effective as of the date executed and shall remain in full force and effect continually thereafter, subject to renewal as provided in Section 13(d) and unless terminated automatically as set forth in
Section 12 hereof or until terminated as follows:

          (a) The Trust may cause this Agreement to terminate either (i) by vote of its Board or (ii) with respect to the Fund, upon the affirmative vote of a majority of the outstanding voting securities of the Fund; or

          (b) The Adviser may at any time terminate this Agreement by not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the Sub-Adviser; or

          (c) The Sub-Adviser may at any time terminate this Agreement by not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the Adviser; or

          (d) This Agreement shall automatically terminate two years from the date of its execution unless its renewal is specifically approved at least annually thereafter by (i) a majority vote of the Trustees, including a majority vote of such Trustees who are not interested persons of the Trust, the Adviser or the Sub-Adviser, at a meeting called for the purpose of voting on such approval; or (ii) the vote of a majority of the outstanding voting securities of the Fund; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Sub-Adviser may continue to serve hereunder as to the Fund in a manner consistent with the 1940 Act and the rules and regulations thereunder; or

          (e) At any time upon mutual agreement of the parties hereto; and

          (f) Termination of this Agreement pursuant to this Section shall be without payment of any penalty.

In the event of termination of this Agreement for any reason, the Sub-Adviser shall, immediately upon notice of termination or on such later date as may be specified in such notice, cease all activity on behalf of the Fund and with respect to any of its assets, except as expressly directed by the Adviser or as otherwise required by any fiduciary duties of the Sub-Adviser under applicable law. In addition, the Sub-Adviser shall, upon request, deliver the Fund's Books and Records to the Adviser by such means and in accordance with such schedule as the Adviser shall direct and shall otherwise cooperate, as reasonably directed by the Adviser, in the transition of portfolio asset management to any successor of the Sub-Adviser, including the Adviser.

          14. CERTAIN DEFINITIONS. FOR THE PURPOSES OF THIS AGREEMENT:

          (a) "Affirmative vote of a majority of the outstanding voting securities of the Fund" shall have the meaning as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the Commission under the 1940 Act or any interpretations of the Commission staff.

          (b) "Interested persons" and "Assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the Commission under the 1940 Act or any interpretations of the Commission staff.

          15. LIABILITY OF THE SUB-ADVISER.

          (a) The Sub-Adviser shall have responsibility for the accuracy and completeness (and liability for the lack thereof) of statements in the Fund's Disclosure Documents pertaining to the Sub-Adviser that has been provided to the Adviser by the

Sub-Adviser.

          (b) The Sub-Adviser shall be liable to the Fund for any loss (including transaction costs) incurred by the Fund as a result of any investment made by the Sub-Adviser in contravention of any investment policy, guideline or restriction set forth in the Registration Statement or as approved by the Board from time to time and provided to the Sub-Adviser.

          (c) The Sub-Adviser shall indemnify and hold harmless the Trust, each affiliated person of the Trust within the meaning of Section 2(a)(3) of the 1940 Act, and each person who controls the Trust within the meaning of Section 15 of the 1933 Act (any such person, an "Indemnified Party") against any and all losses, claims, damages, expenses or liabilities (including the reasonable cost of investigating and defending any alleged loss, claim, damage, expense or liability and reasonable counsel fees incurred in connection therewith) to which any such person may become subject under the 1933 Act, the 1934 Act, the 1940 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon: (i) a breach by the Sub-Adviser of this Agreement or of the representations and warranties made by the Sub-Adviser herein; (ii) any investment that was made in contravention of any investment policy, guideline or restriction set forth in the Registration Statement or as appoved by the Board from time to time and provided to the Sub-Adviser in writing or applicable law, excluding Subchapter M of the Code; or (iii) any untrue statement of a material fact contained in any portion of a Disclosure Document pertaining to the Sub-Adviser that has been provided to the Adviser by the Sub-Adviser or the omission from such portion of such Disclosure Document of a material fact required to be stated therein or necessary to make the statements therein not misleading;; provided, however, that nothing herein shall be deemed to protect any Indemnified Party who is a Trustee or officer of the Trust against any liability to the Trust or to its shareholders to which such Indemnified Party would otherwise be subject by reason or willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office with the Trust. The Adviser shall indemnify the Sub-Adviser, and its officers, partners, directors, employees, agents, controlling persons, limited partners and any other person or entity affiliated with the Sub-Adviser, from any and all losses, claims, damages, liabilities or litigations (including reasonable legal and other expenses) arising from the Sub-Adviser's providing services under this Agreement or the sale of securities of the Fund.

          (d) Notwithstanding any other provision of this Agreement, the Sub-Adviser shall not be liable to the Adviser, it officers, directors, agents, employees, controlling persons or shareholders or to the Trust or the Fund or its shareholders for (i) any acts of the Adviser or any other subadviser to the Fund with respect to any portion of the assets of the Fund not managed by the Sub-Adviser and (ii) acts of the Sub-Adviser which result from or are based upon acts of the Adviser, including, but not limited to, failure of the Adviser to provide accurate and current information with respect to any records maintained by Adviser or any other subadviser to the Fund, which records are not also maintained by the Sub-Adviser or, to the extent such records relate to the portion of the assets managed by the Sub-Adviser, otherwise available to the Sub-Adviser upon reasonable request. The Adviser shall indemnify the Sub-Adviser (and its officers, partners, directors, employees, agents, controlling persons, limited partners and any other person or entity affiliated with the Sub-Adviser) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from the conduct of the Adviser, the Fund and any other subadviser with respect to the portion of the Fund's assets not allocated to the Sub-Adviser and with respect to any other portfolio of the Trust.

          16. ENFORCEABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

          17. LIMITATION OF LIABILITY. The parties to this Agreement acknowledge and agree that all liability of the Fund arising hereunder, whether direct or indirect, and of any and every nature whatsoever shall be satisfied solely out of the assets of the affected Fund and that no Trustee, officer or holder of shares of beneficial interest of the Fund shall be personally liable for any of such liability. The Trust's Certificate of Trust, as amended from time to time, is on file in the Office of the Secretary of State of the Commonwealth of Massachusetts. Such Certificate of Trust and the Trust's Agreement and Declaration of Trust describe in detail the respective responsibilities and limitations on liability of the Trustees, officers, and holders of shares of beneficial interest.

          18. CHANGE IN THE ADVISER'S OWNERSHIP. The Sub-Adviser agrees that it shall notify, to the extent consistent with applicable laws, the Trust of any anticipated or otherwise reasonably foreseeable change in the ownership of the Sub-Adviser within a reasonable time prior to such change being effected.

          19. JURISDICTION. This Agreement shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Massachusetts and the Sub-Adviser consents to the jurisdiction of courts, both state or federal, in Massachusetts, with respect to any dispute under this Agreement.

          20. PARAGRAPH HEADINGS. The headings of paragraphs contained in this Agreement are provided for convenience only, form no part of this Agreement and shall not affect its construction.

          21. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          22. NOTICES. All notices given pursuant to this Agreement shall be delivered or mailed to the business address of the applicable party as set forth below in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt.

Notice shall be deemed given on the date delivered or received (if sent by mail) in accordance with this paragraph.

If to Adviser:

Cornerstone Advisors, Inc.
225 108th Avenue NE, Suite 400
Bellevue, WA 98004

If to Sub-Adviser:

BlackRock Financial Management, Inc.
1 University Square Drive
Princeton, NJ 08540-6455
Attn:

With a copy to:

BlackRock Financial Management, Inc.
c/o BlackRock, Inc.
40 East 52nd Street
New York, NY 10022
Attn: General Counsel

          23. USE OF FUTURES. PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION (THE "COMMISSION") IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS AGREEMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMISSION DOES NOT PASS UPON THE MERITS OF

PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMISSION HAS NOT REVIEWED OR APPROVED THIS AGREEMENT.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their duly authorized officers as of the date first above written.

CORNERSTONE ADVISORS INC.

By: /s/ Bruce Duff
Name: Bruce Duff
Title: Secretary


BLACKROCK FINANCIAL MANAGEMENT, INC.

By: /s/ Brendan Kyne
Name: Brendan Kyne
Title: Managing Director

                                   SCHEDULE A
                                     TO THE
                             SUB-ADVISORY AGREEMENT
                           DATED MAY 1, 2014 BETWEEN
                           CORNERSTONE ADVISORS INC.
                                      AND
                      BLACKROCK FINANCIAL MANAGEMENT, INC.

The Fund will pay to the Sub-Adviser as compensation for the Sub-Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the Fund as may be allocated by the Adviser to the Sub-Adviser from time to time under the following fee schedule:


FUND                                                RATE
Real Assets Fund                                 [REDACTED]

BLACKROCK INFLATION PROTECTED BOND SEPARATE ACCOUNT

Investment Objective

To seek to maximize real return, consistent with preservation of real capital and prudent investment management.

ACCOUNT GUIDELINES

o    The primary benchmark for the account will be the Barclays Capital Global
     Real: U. S. TIPS Index

o    The portfolio will be diversified, holding between 30-200 positions

o Short Term Cash and Cash Equivalents will range from 0% to 15% of the portfolio.

o The portfolio will maintain an average duration that is within +/- 20% of the duration of the benchmark.

o The portfolio may invest up to 20% of its assets in non-dollar denominated securities of non-U. S. issuers, and may invest without limit in U. S. dollar denominated securities of non-U. S. issuers.

o    Currency hedging will be utilized.

o The portfolio may buy or sell options on futures, or enter into credit default swaps and interest rate or foreign currency transactions, including swaps (collectively, commonly known as derivatives). The portfolio may seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as reverse repurchase agreements or dollar rolls).

o Portfolio will utilize leverage, which will be less than 33% of managed assets -- no naked shorts.

o    The sub-advisor shall be responsible for voting all proxies.

--------------------------------------------------------------------------------
PERMISSIBLE SECURITIES
--------------------------------------------------------------------------------
US TIPS
--------------------------------------------------------------------------------
Nominal US Treasuries
--------------------------------------------------------------------------------
US Agency Debt
--------------------------------------------------------------------------------
MBS (Agency and non-agency; commercial and residential; pass-throughs and CMO structures including IO and PO)
--------------------------------------------------------------------------------
Domestic and Foreign Corporations
--------------------------------------------------------------------------------
Debt Obligations of Foreign Governments (nominal and inflation-linked)
--------------------------------------------------------------------------------
Debt Obligations of Supranational Organizations
--------------------------------------------------------------------------------
ABS
--------------------------------------------------------------------------------
FX
--------------------------------------------------------------------------------
                                       19

--------------------------------------------------------------------------------
Municipals
--------------------------------------------------------------------------------
Non-dollar debt (nominal or inflation-linked; hedged or unhedged)
--------------------------------------------------------------------------------
144A securities
--------------------------------------------------------------------------------
Futures
--------------------------------------------------------------------------------
Options (including, but not limited to, caps, floors,
options on swaps options on FX)
--------------------------------------------------------------------------------
Swaps (including, but not limited to, interest
rate swaps, inflation swaps, total return swaps and credit default swaps)
--------------------------------------------------------------------------------
Forward contracts (or other derivatives to manage currency risk)
--------------------------------------------------------------------------------
Collateralized Debt Obligations
--------------------------------------------------------------------------------
Emerging Market Debt (nominal and inflation-linked)
--------------------------------------------------------------------------------
Any bond in the benchmark index regardless of list above.
--------------------------------------------------------------------------------


                                       20